Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 27, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Paulson Capital Corp. and Subsidiary on Form 10-KSB for the year ended December 31, 2003.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Paulson Capital Corp. on Form S-8 effective March 14, 2005.

/s/ Grant Thornton, LLP
Portland, Oregon
March 14, 2005